UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

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Multi-Fineline Electronix, Inc.

(Name of Registrant as Specified in Its Charter)

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MULTI-FINELINE ELECTRONIX, INC.

8659 Research Drive

Irvine, California 92618

PROXY STATEMENT SUPPLEMENT

This document (this “Supplement”) amends and supplements the disclosures contained in the definitive proxy statement of Multi-Fineline Electronix, Inc. (the “Company”, “MFLEX,” “we”, “us”, and “our”) filed with the Securities and Exchange Commission (“SEC”) on April 28, 2016 and mailed to you on or about May 18, 2016 (the “Proxy Statement”), pursuant to an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) entered into on February 4, 2016 with Suzhou Dongshan Precision Manufacturing Co., Ltd. (“DSBJ”), a company organized under the laws of the People’s Republic of China (the “PRC”), and Dragon Electronix Merger Sub Inc., a Delaware corporation and indirect wholly owned subsidiary of DSBJ (“Merger Sub”), under which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and an indirect subsidiary of DSBJ.

This Supplement includes certain additional information, which is being provided in connection with our entry into a memorandum of understanding regarding the settlement of a purported class action lawsuit filed against us and each of our directors, as well as DSBJ and Merger Sub. The lawsuit and the memorandum of understanding are described more fully below. Except as described in this document, the information provided in the Proxy Statement continues to apply.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Supplement and the other documents referenced herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (which we refer to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of the Company and certain plans and objectives of the Board of Directors, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995.

All statements other than statements of historical or current facts included in this Supplement are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include: risks and uncertainties related to the proposed transaction with DSBJ and Merger Sub including, but not limited to: the expected timing and likelihood of completion of the Merger, including the timing, receipt and terms and conditions of any required governmental approvals of the Merger that could cause the parties to abandon the transaction, the state of the credit markets generally and the availability of financing, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that our stockholders may not approve the Merger, the possibility that the parties may not be able to satisfy the conditions to the Merger in a timely manner or at all and risks related to disruption of our business including diverting management resources from ongoing business operations due to the Merger, and the possibility that a court may reject a proposed settlement agreement of the purported class action suit filed by our stockholders. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are also qualified by, and should be read together with the “Forward-Looking Statements,” the “Risk Factors” and the other statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q, in each case as filed with the SEC and available at www.sec.gov, and investors should refer to such risk factors and other statements in evaluating the forward-looking statements contained in this Supplement (see “Where You Can Find More Information”).

Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Any forward-looking statement that we make speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

All subsequent written or oral forward-looking statements concerning the Merger or the other transactions contemplated by the Merger Agreement or other matters addressed in the this Supplement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of this Supplement.

LITIGATION RELATING TO THE MERGER

As previously disclosed on the Company’s Quarterly Report on Form 10-Q filed on May 5, 2016, on April 29, 2016, a class action lawsuit was filed by a purported stockholder of the Company in the United States District Court in the Central District of California (the “Merger Litigation”). The Merger Litigation alleges that the Company, the individual members of the Company’s Board of Directors, DSBJ and Merger Sub violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 in connection with the proxy solicitation and that certain individuals aided and abetted such alleged violations.

On June 8, 2016, solely to avoid the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company and the other named defendants in the Merger Litigation agreed to the terms of a settlement with the plaintiff to settle the Merger Litigation. The terms of this settlement provide, among other things, that the parties will seek to enter into a stipulation of settlement that provides for the release of all asserted claims and dismissal with prejudice of the Merger Litigation. The asserted claims will not be released, and the Merger Litigation dismissed, until such stipulation of settlement is approved by the court. If approved by the court, it is expected that the stipulation of settlement will bind the plaintiff and a putative class of shareholders of the Company. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve such settlement even if the parties were to enter into such stipulation. Additionally, as part of the terms of the settlement, the Company has agreed to make certain additional disclosures related to the Merger and the Merger Agreement, which are set forth below.

SUPPLEMENTAL INFORMATION

The additional disclosures in this Supplement amend and supplement the disclosures contained in the Proxy Statement, and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement shall supersede or supplement the information in the Proxy Statement. Nothing in this Supplement, the terms of the settlement or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. Unless stated otherwise, new text is underlined to highlight the supplemental information being provided to you.

The following underlined text supplements the existing disclosures contained under the caption “Support Agreement” on page 14 of the Proxy Statement:

Our majority stockholder, United Engineers Limited, and certain of its affiliates, who beneficially own approximately 60.2% of our outstanding common stock, entered into a support agreement with DSBJ, or the Support Agreement. Under the terms of the Support Agreement, UEL agreed to appear at or otherwise cause its beneficially owned shares of common stock to be counted as present at any meeting of our stockholders for purposes of calculating a quorum, and to vote 9,720,610 shares of our common stock, representing approximately 39.5% of the total outstanding shares of common stock, in favor of the approval of the merger agreement and the approval of the merger and other transactions contemplated by the merger agreement, and against any proposal that could compete with or prevent the consummation of the merger. The remaining 5,096,442 shares of common stock held by UEL, representing approximately 20.7% of the total outstanding shares of common stock, are not subject to the foregoing voting provisions of the Support Agreement. While we understand that UEL currently intends to support the merger with these uncommitted shares, it is not contractually obligated to do so. UEL agreed to vote only a portion of its shares in favor of the Merger to ensure that a competing offer could succeed even if the Board of Directors does not support the competing offer.

The following underlined text supplements the existing disclosures contained under the caption “Termination Fee and Escrow for DSBJ’s Termination Fee” on page 17 of the Proxy Statement:

Because UEL holds a majority of our voting stock, UEL’s vote will determine whether we obtain the required stockholder approval, and therefore whether we will be required to pay the termination fee due to the failure to obtain majority approval by our stockholders. Accordingly, UEL and the Company entered into an indemnification letter, pursuant to which UEL agreed to pay to DSBJ, on behalf of the Company, the termination fee if the termination fee becomes payable as a result of our stockholder approval, or UEL’s shareholder approval to vote its Company shares in favor or the merger, not having been obtained.

The following underlined text supplements the existing disclosures contained under the caption “Support Agreement” on page 25 of the Proxy Statement:

Our majority stockholder, United Engineers Limited, and certain of its affiliates, who beneficially own approximately 60.2% of our outstanding common stock, entered into the Support Agreement with DSBJ. Under the terms of the Support Agreement, UEL agreed to appear at or otherwise cause its beneficially owned shares of common stock to be counted as present at any meeting of our stockholders for purposes of calculating a quorum, and to vote 9,720,610 shares of our common stock, representing approximately 39.5% of the total outstanding shares of common stock, in favor of the approval of the merger agreement and the approval of the merger and other transactions contemplated by the merger agreement, and against any proposal that could compete with or prevent the consummation of the merger. The remaining 5,096,442 shares of common stock held by UEL, representing approximately 20.7% of the total outstanding shares of common stock, are not subject to the foregoing voting provisions of the Support Agreement. While we understand that UEL currently intends to support the merger with these uncommitted shares, it is not contractually obligated to do so. UEL agreed to vote only a portion of its shares in favor of the Merger to ensure that a competing offer could succeed even if the Board of Directors does not support the competing offer.

The following underlined text supplements the existing disclosures contained under the caption “Background of the Merger” on page 32 of the Proxy Statement:

On December 14, 2015, Ms. Christine Besnard, MFLEX’s General Counsel, sent a draft letter agreement, which we refer to as the UEL Indemnification Letter in this proxy statement, to Mr. Tan, pursuant to which UEL would agree to pay the Company termination fee on behalf of the Company if the fee becomes payable because MFLEX is not able to obtain its stockholders’ approval for the merger. UEL agreed to enter into the UEL Indemnification Letter because UEL holds a majority of our voting stock, and will therefore determine whether the Company termination fee becomes payable in these circumstances.

On December 15, 2015, Mr. Meshgin and other members of the Company’s management team met with Mr. Zhao in Suzhou, China to discuss MFLEX’s anticipated fourth quarter results as well as the fiscal 2016 projections. At the meeting, Mr. Meshgin received an update on the status of the financing documents. Mr. Zhao reiterated DSBJ’s desire to sign and announce a transaction on or before December 31, 2015.

On December 16 and December 17, 2015, representatives of DLA Piper and White & Case held telephonic meetings to discuss the critical issues that remained open in the merger agreement, including the request for support agreements from UEL and certain of its affiliates, whether the termination date could be extended by either party for an additional three months, the location of the escrow account, and the request for a minimum cash requirement. DLA Piper reiterated that MFLEX would not sign the agreement until DSBJ provided copies of financing commitments sufficient to fund the full acquisition price plus expenses, and deposited the reverse termination fee into an escrow account in the United States.

On December 17, 2015, DSBJ’s legal advisor sent a draft of a support agreement that DSBJ proposed to enter into with UEL, pursuant to which UEL would agree to vote a portion of its beneficially owned shares equal to 45% of the outstanding capital stock in favor of the merger.

On December 18, 2015, Ms. Besnard forwarded the support agreement with certain comments from MFLEX and DLA Piper, including a request that UEL commit to vote a smaller portion of its shares in favor of the merger, to Mr. Tan, and indicated that the support agreement should thereafter be negotiated directly between UEL and DSBJ. UEL agreed to vote only a portion of its shares in favor of the Merger to ensure that a competing offer could succeed even if the Board of Directors does not support the competing offer.

The following disclosure supplements the existing disclosures contained under the caption “Financial Analyses of the Company – Selected Public Companies Analysis” beginning on page 43 of the Proxy Statement by adding the following prior to subparagraph (i):

The multiples observed for the selected companies listed above are set forth below:

Selected Companies	Estimated Revenue Multiples			Estimated Adjusted EBITDA Multiples			Estimated Price/Adjusted Earnings Multiples
	2015	2016	2017	2015	2016	2017	2015	2016	2017
TTMI	0.6x	0.6x	0.6x	4.8x	4.6x	NA	7.1x	5.8x	5.1x
AUS	0.8x	0.8x	0.7x	3.5x	3.6x	2.9x	5.5x	8.7x	6.2x
TTG	0.6x	0.6x	0.6x	7.5x	6.7x	6.2x	18.2x	15.7x	13.9x
FLEX	0.3x	0.3x	0.3x	5.7x	5.4x	4.9x	11.0x	8.4x	7.7x
JBL	0.3x	0.3x	0.2x	4.0x	3.5x	3.1x	10.9x	7.3x	6.5x
SANM	0.3x	0.3x	0.2x	5.2x	4.4x	4.3x	4.1x	7.5x	7.1x
PLXS	0.4x	0.4x	0.4x	6.3x	6.6x	5.5x	13.7x	12.6x	10.5x
BHE	0.3x	0.3x	0.3x	5.3x	5.2x	4.7x	13.0x	12.9x	11.8x
FN	1.0x	0.9x	0.8x	11.0x	8.5x	7.3x	23.2x	12.9x	11.9x
DCO	0.6x	0.6x	0.6x	7.2x	4.9x	4.7x	17.6x	7.0x	6.2x

The following disclosure replaces in its entirety the chart contained under the caption “Financial Analyses of the Company – Selected Precedent Transaction Analysis” on page 45 of the Proxy Statement:

Announcement Date	Acquirer	Target	Estimated Revenue	Estimated Adjusted EBITDA
September 22, 2014	TTM Technologies	Viasystems	0.8x	6.8x
June 27, 2012	Chase Corporation	NEPTCO	0.7x	6.6x
April 4, 2012	Viasystems	DDi Corporation	1.0x	7.6x
April 26, 2011	Silver Lake	SMART Modular Technologies	0.7x	5.8x
April 4, 2011	Ducommun Technologies	LaBarge	1.0x	8.4x
January 3, 2011	Rogers Corporation	Curamik Electronics	1.4x	7.0x
November 16, 2009	TTM Technologies	Meadville Holdings Ltd. – PCB Business	1.5x	7.9x
October 6, 2009	Viasystems Group	Merix Corporation	0.3x	NM*
June 4, 2007	Flextronics Corporation	Solectron Corporation	0.3x	8.9x
October 16, 2006	Benchmark Electronics	Pemstar	0.3x	8.6x
August 3, 2006	TTM Technologies	Tyco Electronics Printed Circuit Group	0.6x	7.8x

*	NM includes multiples over 25x

The following underlined text supplements the existing disclosures contained under the caption “Preliminary Projections” on page 49 of the Proxy Statement:

($ Millions, except non-GAAP EPS)	2015	2016	2017	2018	2019
Net Sales	$692.1	$798.1	$895.8	$980.0	$1065.7
Gross Profit	$86.8	$101.9	$116.2	$129.9	$144.0
Net Income	$39.7	$47.2	$57.0	$66.7	$76.7
EBITDA	$89.8	$99.4	$113.9	$127.7	$140.9
Non-GAAP EPS*	$1.66	$1.94	$2.32	$2.69	$3.07
Free Cash Flow**	$13.3	$46.8	$66.7	$63.1	$73.0
Capital Expenditures	$23.9	$32.5	$40.0	$50.0	$47.5

*	Adjusted for stock-based compensation expenses and impairment and restructuring expenses. Includes non-recurring gain or loss on foreign currency exchange and gain or loss on derivative financial instruments.
**	Defined as cash from operating activities less capital expenditures.

The following disclosures supplement the existing disclosures contained under the caption “August 7 Update” on page 49 of the Proxy Statement:

($ Millions, except non-GAAP EPS)	2015	2016	2017	2018	2019
Net Sales	$691.8	$798.1	$895.8	$980.0	$1065.7
Gross Profit	$86.9	$101.6	$115.8	$131.6	$141.9
Net Income	$45.4	$48.7	$57.4	$68.2	$75.0
EBITDA	$93.7	$99.4	$113.9	$129.9	$141.6
Non-GAAP EPS*	$1.92	$2.05	$2.33	$2.74	$3.00
Free Cash Flow**	$20.2	$55.6	$61.1	$58.9	$60.6
Capital Expenditures	$19.3	$35.0	$40.0	$50.0	$60.0

*	Adjusted for stock-based compensation expenses and impairment and restructuring expenses. Includes non-recurring gain or loss on foreign currency exchange and gain or loss on derivative financial instruments.
**	Defined as cash from operating activities less capital expenditures.

The following underlined text supplements the existing disclosures contained under the caption “September 24 Update” on page 50 of the Proxy Statement:

The following table includes the projections of estimated reported net sales, gross profit, net income, EBITDA, non-GAAP earnings per share and free cash flow for the years covered by the September 24 update to the preliminary projections:

($ Millions, except non-GAAP EPS)	2015	2016	2017	2018	2019
Net Sales	$652.1	$698.5	$754.0	$819.6	$876.0
Gross Profit	$81.3	$77.6	$83.7	$95.2	$103.1
Net Income	$44.4	$30.5	$33.6	$41.2	$46.2
EBITDA	$92.3	$78.7	$84.3	$93.5	$101.0
Non-GAAP EPS*	$1.86	$1.33	$1.39	$1.68	$1.86
Free Cash Flow**	$27.5	$39.8	$55.7	$45.1	$40.2
Capital Expenditures	$19.3	$35.0	$35.0	$37.5	$50.0

*	Adjusted for stock-based compensation expenses and impairment and restructuring expenses. Includes non-recurring gain or loss on foreign currency exchange and gain or loss on derivative financial instruments.
**	Defined as cash from operating activities less capital expenditures.

The following underlined text supplements the existing disclosures contained under the caption “December 15 Update” on page 50 of the Proxy Statement:

($Millions, except non-GAAP EPS)	2016
Net Sales	$695.0
Gross Profit	$76.2
Net Income	$30.2
EBITDA	$77.4
Non-GAAP EPS*	$1.34
Free Cash Flow**	$20.3
Capital Expenditures	$43.4

*	Adjusted for stock-based compensation expenses and impairment and restructuring expenses. Includes non-recurring gain or loss on foreign currency exchange and gain or loss on derivative financial instruments.
**	Defined as cash from operating activities less capital expenditures.

The following disclosures supplement the existing disclosures contained under the caption “January 27 Update” on page 51 of the Proxy Statement

($ Millions, except non-GAAP EPS)	2016	2017	2018	2019
Net Sales	$661.2	$704.7	$748.3	$791.2
Gross Profit	$70.6	$70.2	$78.0	$83.8
Net Income	$24.8	$22.7	$27.4	$30.7
EBITDA	$72.4	$72.7	$78.3	$83.7
Non-GAAP EPS*	$1.11	$0.98	$1.16	$1.28
Capital Expenditures	$43.0	$35.0	$37.5	$50.0

*	Adjusted for stock-based compensation expenses and impairment and restructuring expenses. Includes non-recurring gain or loss on foreign currency exchange and gain or loss on derivative financial instruments.

The following disclosures supplement the existing disclosures contained under the caption “Termination Fee and Escrow for DSBJ’s Termination Fee” on page 87 of the Proxy Statement:

In the case of the first three bullets above, we must pay DSBJ the termination fee by wire transfer of immediately available funds to an account or accounts designated by DSBJ within two business days after demand by DSBJ. In the case of the fourth bullet above, we must pay DSBJ the termination fee as a condition to the effectiveness of such termination. UEL and the Company entered into an indemnification letter, pursuant to which UEL agreed to pay to DSBJ, on behalf of the Company, the termination fee if the termination fee becomes payable as a result of our stockholder approval, or UEL’s shareholder approval to vote its Company shares in favor or the merger, not having been obtained. UEL agreed to enter into the UEL Indemnification Letter because UEL holds a majority of our voting stock, and will therefore determine whether the Company termination fee becomes payable in these circumstances.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You can also review our SEC filings on our web site at www.mflex.com. Information included on our website is not a part of this proxy statement.

The SEC allows us to “incorporate by reference” information into the Proxy Statement and this Supplement, which means that we can disclose important information to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of the Proxy Statement or this Supplement, except for any information superseded by information contained directly in the Proxy Statement or this Supplement.

In addition to the previously filed documents incorporated by reference in the Proxy Statement, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of the Proxy Statement to the date on which the annual meeting is held, including this Supplement and any adjournments or postponements, also will be deemed to be incorporated by reference in the Proxy Statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference.

You may obtain any of the documents incorporated by reference from the SEC’s public reference room or the SEC’s Internet website described above. Documents incorporated by reference in the Proxy statement and this Supplement are also available from us without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain from us documents incorporated by reference in the Proxy Statement or this Supplement by requesting them in writing or by telephone at the following address:

Multi-Fineline Electronix, Inc.

8659 Research Drive Irvine, CA 92618

Telephone: (949) 453-6800

Attn: Corporate Secretary

If you would like to request documents, including any incorporated documents, please do so as soon as possible before the annual meeting and the Company will strive to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.

Copies of this Supplement, the Proxy Statement, and the Company’s 2015 annual report to stockholders are also available online at www.mflex.com/proxymaterials

You should rely only on the information contained in this Supplement, the Proxy Statement, including the annexes attached to the Proxy Statement or the information incorporated by reference therein, to vote your shares at the annual meeting of Company stockholders. The Company has not authorized anyone to provide you with information that differs from that contained in the Proxy statement or this Supplement.

This Supplement is dated June 8, 2016. You should not assume that the information contained in this

Supplement is accurate as of any date other than that date.